EXHIBIT 3.1

THE COMPANIES LAW - 1999

A COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION OF

MAPI PHARMA LTD.

1.	PRELIMINARY

In these Articles of Association, unless the context otherwise requires:

"Allegro" shall mean Allegro S.à r.l. acting for and on behalf of Generali Financial Holdings FCP-FIS - Sub-Fund 2 (previously Allegro S.à r.l., acting for an on behalf of GFH FCP-FIS Sub-Fund 1).

The "Articles" shall mean the Articles of Association of the Company as shall be in force from time to time.

The "Board of Directors" or "Board" shall mean the Company's Board of Directors.

The "Company" shall mean Mapi Pharma Ltd.

The "Companies Law" shall mean the Companies Law 1999, as amended from time to time and the provisions of the Companies Ordinance [New Version] 1983 that remain in effect or are given effect from time to time.

The "Directors" shall mean the members of Company's Board of Directors.

The "Founder(s)" shall mean Ehud Marom (Israeli ID 030318752); David Leonov (Israeli ID 48590533); Boris Krasany (Israeli ID 014475370); Shai Kerem (Israeli ID 058016080); Hilik Goldstein (Israeli ID 028423630).

An “Interested Party” shall have the meaning ascribed to such term in the Companies Law.

The "Investors" shall have the meaning ascribed to such term in the Purchase Agreement.

The "Investors Shares" shall mean the Series A Preferred Shares issued to the Investors.

The "Lead Investor" shall have the meaning ascribed to such term in the Purchase Agreement.

The "Majority Investors" shall mean the Investors who invested the majority of the Aggregate Purchase Price as defined in, and pursuant to, the Purchase Agreement.

The "Office" shall mean the registered office of the Company, as it shall be from time to time.

The "Original Issue Price" for a Series A Preferred Share shall generally mean the price per share originally paid for such share, and shall be subject to adjustment as provided herein. In particular, (a) in the case of the Investors Shares, such amount shall initially be US$5.99, and (b) in the case of the Warrant Shares, such amount shall initially be US$7.18; in each case, such figures are determined, on the date of adoption of these Articles, as per the Purchase Agreement (and in the case of the Warrant Shares, also as per the Warrants) and may be adjusted hereunder and thereunder from time to time in accordance herewith and therewith.

The "Preferred Shareholders" shall mean the holders of Preferred Shares.

The "Purchase Agreement" shall mean the Securities Purchase Agreement dated effective May 7, 2015 by and among the Company and the Investors.

The "Register" shall mean the register of Shareholders that is to be kept pursuant to Section 127 of the Companies Law or, if the Company shall keep branch registers, any such branch register, as the case may be.

The "RTP Law" shall mean the Israeli Restrictive Trade Practices Law, 5758-1988, as amended from time to time, and any regulations promulgated thereunder.

The "Series A Closing Date" shall mean the date of the Closing pursuant to the Purchase Agreement.

A "Shareholder" shall mean any person or entity that is the owner of at least one share of the Company, as registered in the Register.

"Special Majority Holders" shall mean the holders of at least 75% of the voting power of the then issued and outstanding Ordinary Shares, voting together as a single class, excluding for purposes hereof Ordinary Shares issued upon conversion of any Preferred Shares.

The "Warrant Shares" shall mean the Series A Preferred Shares which may be issued upon the exercise of warrants to purchase such shares granted by the Company to the Investors on the Series A Closing Date pursuant to the Purchase Agreement ("Warrants").

The "2008 SPA" shall mean that certain Share Purchase and Shareholders Agreement dated August 8, 2008, by and among the Company and the other parties thereto, as amended by the Investors Rights Agreement among the Company, Allegro, the Investors, and the other parties thereto and dated as of the Closing of the Purchase Agreement.

In these Articles, subject to this Article and unless the context otherwise requires, expressions defined in the Companies Law, or any modification thereof in force on the date upon which these Articles become binding on the Company, shall have the meanings so defined therein; and words importing the singular shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender, and words importing persons shall include bodies corporate, unless the context requires otherwise.  The titles of the Articles are not part of the Articles.

In the event that a Hebrew version of these Articles is filed with any regulatory or governmental agency, including the Israeli Registrar of Companies, then whether or not such Hebrew version contains signatures of shareholders, such Hebrew version shall be considered solely as a convenience translation and shall have no binding effect, as between the shareholders of the Company and with respect to any third party. The English version shall be the only binding version of these Articles, and in the event of any contradiction or inconsistency between the meaning of the English version and the meaning of the Hebrew version, the Hebrew version shall be disregarded, shall have no binding effect and shall have no impact on the interpretation of these Articles.

2.	PRIVATE COMPANY; LIMITATION OF LIABILITY

2.1.	The Company is a private company, and accordingly:

2.1.1.	the right to transfer the shares of the Company shall be restricted in the manner hereinafter appearing; and

2.1.2.
the number of the Shareholders of the Company (not including persons who are in the employment of the Company, and persons who, having been formerly in the employment of the Company were, while in that employment and have continued after the termination of that employment to be, Shareholders of the Company) shall be limited to fifty (50), provided that, for the purposes of this provision, where two or more persons hold one or more shares in the Company jointly they shall be treated as a single Shareholder; and

2.1.3.	no invitation shall be issued to the public to subscribe for any shares or debentures or debenture stocks of the Company.

2.2.
The Company’s purpose is to engage in any lawful business. The Company may make contributions of reasonable amounts for worthy purposes even if such contributions are not made on the basis of business considerations.

2.3.	The liability of each of the shareholders of the Company for the indebtedness of the Company shall be limited to payment of the nominal value of the shares of that shareholder.

3.	OFFICE

The Office shall be at such place as the Board of Directors shall from time to time decide.

4.	THE CAPITAL

4.1.
The share capital of the Company is comprised of NIS 70,000,000, divided into 66,212,122 Ordinary Shares, nominal value NIS 1.00 per share (the "Ordinary Shares"); and 3,787,878 Series A Preferred Shares, nominal value NIS 1.00 per share (the "Series A Preferred Shares").

All references to "shares" in the Articles are to Ordinary Shares and Series A Preferred Shares unless the context implies otherwise. All references to "Preferred Shares" in the Articles are to Series A Preferred Shares unless the context implies otherwise.

4.2.
Subject to the terms and conditions set forth herein, the Ordinary Shares shall grant their holders equal rights to participate and vote in all meetings of the shareholders of the Company, and to participate in the distribution of dividends, bonus shares, rights to shares and any surplus upon the liquidation of the Company, as well as any further right set forth under these Articles.

4.3.	The rights attached to the Series A Preferred Shares shall be all the rights attached to the Ordinary Shares and the other rights as set forth in these Articles.

5.	LIQUIDATION PREFERENCE

In the event of any liquidation, dissolution or winding up of the Company (whether voluntary or involuntary), the commencement of any bankruptcy or insolvency proceeding under any bankruptcy or insolvency or similar law (whether voluntary or involuntary), by or against the Company, which proceedings shall remain un-dismissed for a period of sixty (60) days, or if the Company by any act indicates its consent to, approval of or acquiescence in, any such proceeding, or the appointment of a receiver or liquidator to all or substantially all of the Company's assets or the making of an assignment for the benefit of creditors (a "Liquidation"):

5.1.
Preferred Preference. The holders of the Preferred Shares shall be entitled to receive, on a pro-rata basis among themselves, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of any of the other securities of the Company by reason of their ownership thereof, for each Preferred Share held by them, an amount equal to the greater of: (A) the product of: (i) the applicable Original Issue Price of such Preferred Share, times (ii) 1.3, less any Distributable Proceeds (as defined below) or distributions of any kind previously paid in preference on such Preferred Share plus all declared but unpaid dividends thereon, and (B) the amount such holder would have received if such Preferred Share had been converted into Ordinary Share/s immediately prior to the Liquidation event and participated in the distribution contemplated by Article 5.2 (i.e. on an as converted pro-rata basis) (the "Preferred Preference"). If the amount legally available for distribution in such Liquidation (the "Distributable Proceeds") is less than the amount needed to pay the holders of Preferred Shares the full Preferred Preference amount as provided herein, then the entire Distributable Proceeds shall be distributed among the Preferred Shareholders, on a pro rata basis in proportion to the amounts such holders would have received had the Distributable Proceeds been sufficient for the distribution of the entire amount of Preferred Preference.

5.2.
Remainder. After payment in full to the holders of the Preferred Shares of the Preferred Preference amount set forth in Article 5.1 above, any remaining Distributable Proceeds shall be distributed pro-rata to all holders of Ordinary Shares (excluding, for greater certainty, any Ordinary Shares issued upon the conversion of Preferred Shares who participated in the distribution pursuant to Article 5.1). For the avoidance of doubt, this Article shall not derogate from the Preferred Shareholders' rights pursuant to Article 5.1.

5.3.	Deemed Liquidation.

5.3.1.
General. For purposes of this Article 5, in addition to any Liquidation of the Company under applicable law, the Company shall be deemed to be wound up in the event of (each a "Deemed Liquidation"): (i) the sale of, other than to a wholly owned subsidiary of the Company, all or substantially all of the intellectual property or assets of the Company; or (ii) the exclusive, perpetual license of all or substantially all of the intellectual property or assets of the Company, with respect to the following territories: (A) the USA or (B) jurisdictions which together constitute at least 50% of the world market therefor; provided however, that an exclusive, perpetual license of the Glatiramer Acetate Depot with respect to the following territories: (A) the USA or (B) jurisdictions which together constitute at least 50% of the world market therefor, shall, in either case (A) or (B) at the Majority Investors' discretion, be deemed a Deemed Liquidation, provided that a notice of the Majority Investors' decision whether to view such events as Deemed Liquidation is provided to the Company within 10 days, following their receipt of a notice with respect to such impending transaction, provided that such notice is actually reflective of the final terms of such transaction; or (iii) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) in which the Shareholders of the Company as of immediately prior to such transaction do not maintain voting control in the surviving entity (an "M&A Event").

5.3.2.
Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation pursuant to Article 5.3.1, if any portion of the consideration payable to the Shareholders is payable only upon satisfaction of contingencies (the passing of time alone, unconnected to any other condition, shall not be deemed a contingency) (the "Additional Consideration"), then (a) the portion of such consideration that is not Additional Consideration (such portion, the "Initial Consideration") shall be allocated among the Shareholders in accordance with Article 5.1 and (if relevant) Article 5.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation; and (b) any Additional Consideration which becomes payable to the Shareholders upon satisfaction of such contingencies shall be allocated among the Shareholders in accordance with Article 5.1 and (if relevant) Article 5.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.  For the purposes of this Article 5.3.2, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation shall be deemed to be Additional Consideration.

5.3.3.
Non-Cash Proceeds. In the event of a Deemed Liquidation, if the consideration received by the Company is in whole or in part other than cash, the amount deemed paid or distributed to the Shareholders for such non-cash consideration shall be the value of the property, rights or securities paid or distributed to such Shareholders. If such value is not specified in the agreement underlying the Deemed Liquidation, the value of such property, rights or securities shall be determined in good faith by the Board.

5.3.4.
Non-Compliance. In the event the requirements of this Article 5 are not complied with, the Company shall forthwith  cause such closing to be postponed until such time as the requirements of this Article 5 have been complied with.

5.3.5.
Notice. The Company shall give each holder of record of Preferred Shares written notice of such impending transaction and all relevant information with respect thereto not later than seven (7) days prior to the Shareholders' meeting called to approve such transaction, or seven (7) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction.

6.	CONVERSION OF PREFERRED SHARES INTO ORDINARY SHARES

The holders of the Preferred Shares shall have conversion rights as follows (the "Conversion Rights"):

6.1.
Optional Conversion.  Each Preferred Share shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully-paid and non-assessable Ordinary Shares as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price (as defined in and subject to adjustment under Article 6.4) at the time in effect for such share.

6.2.
Automatic Conversion. Each Preferred Share shall automatically be converted into such number of fully-paid and non-assessable Ordinary Shares as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price (subject to adjustment under Article 6.4) at the time in effect for such share, upon the earlier to occur of the following: (i) the date specified by vote or written consent or agreement of the Majority Investors; and (ii) without derogating from the provisions of Article 6.4.3, which shall apply to such event in accordance with the terms of such Article, upon the closing of the Company's offer, in the United States, of its Ordinary Shares to the public in a firm underwriting pursuant to a registration statement under the U.S. Securities Act of 1933, as amended (the "Securities Act") (the "IPO"), resulting in net proceeds to the Company of not less than US$10,000,000 (the "QPO").

6.3.
Mechanics of Conversion. A holder of Preferred Shares seeking (in the case of a conversion at such holder's option) to convert the same into Ordinary Shares, shall surrender the certificate or certificates therefor, duly endorsed, at the Office of the Company, and shall give written notice by mail, postage prepaid, to the Company at the Office, of the election to convert the same and shall state therein the name or names of any nominee for such holder in which the certificate or certificates for Ordinary Shares are to be issued. Such conversion (in the case of a conversion at such holder's option) shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.  If the conversion is in connection with a QPO, then the conversion shall be deemed to have taken place automatically regardless of whether the certificates representing such shares have been tendered to the Company, but from and after such conversion any such certificates not tendered to the Company shall be deemed to evidence solely the Ordinary Shares received upon such conversion and the right to receive a certificate for such Ordinary Shares.  If the conversion is in connection with a QPO, the conversion shall, unless otherwise agreed by the holder tendering Preferred Shares for conversion, be conditioned upon the closing of the IPO, and the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such QPO, subject to such closing. The Company shall, as soon as practicable after the conversion and tender of the certificate for the Preferred Shares converted, issue and deliver to such holder of Preferred Shares or to the nominee or nominees of such holder of Preferred Shares, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid.

6.4.
Conversion Price and Adjustments. The "Conversion Price" with respect to each Preferred Share shall initially be equal to the applicable Original Issue Price of such Preferred Share, but shall be subject to adjustment under this Article 6.4. The Conversion Price shall be adjusted from time to time as follows:

6.4.1.
Subdivision or Combination. If the Company subdivides or combines its Ordinary Shares, the Conversion Price shall be proportionately reduced, in case of a subdivision of shares, as at the effective date of such subdivision, or if the Company fixes a record date for the purpose of so subdividing, as at such record date, whichever is earlier, or shall be proportionately increased, in the case of a combination of shares, as the effective date of such combination, or, if the Company fixes a record date for the purpose of so combining, as at such record date, whichever is earlier.

6.4.2.
Dividend Issuances. If the Company at any time pays a dividend, with respect to its Ordinary Shares only, payable in additional Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Ordinary Shares, without any comparable payment or distribution to the holders of Preferred Shares, then the Conversion Price shall be adjusted as at the date the Company fixes as a record date for the purpose of receiving such dividend (or if no such record date is fixed, as at the date of such payment) to that price determined by multiplying the applicable Conversion Price in effect immediately prior to such record date (or if no record date is fixed then immediately prior to such payment) by a fraction (a) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the payment of such dividend and (b) the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the payment of such dividend plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection (ii) as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Preferred Shares simultaneously receive a dividend or other distribution of Ordinary Shares in a number equal to the number of Ordinary Shares as they would have received if all outstanding Preferred Shares had been converted into Ordinary Shares on the date of such event.

6.4.3.	Price Protection.

6.4.3.1.
Until immediately following the earlier of: (i) the IPO, (ii) a Deemed Liquidation and (iii) the date which is four (4) years following the Series A Closing Date, in the event (and in each such event) of the issuance or grant of New Shares by the Company (including, for the avoidance of any doubt, (A) any issuance of shares in or as part of a public offering or in connection therewith, (B) a rights offering, and/or (C) the transactions constituting a Deemed Liquidation) (each an "Issuance"), except for an Issuance of Exempted Securities, the Conversion Price applicable to:

6.4.3.1.1.
the Investors Shares (the "Investors Shares' Conversion Price") shall be reduced (and, for the avoidance of doubt, in no event increased) to a price equal to a 30% discount on the lowest price per share for which the Company issued New Shares in such transaction (such Issuance price, the "New Price", and such adjusted Investors Shares' Conversion Price, as adjusted from time to time hereunder, the "Adjusted Investors Shares' Conversion Price"). Alternatively at the Company's discretion with the consent of the Majority Investors, not to be unreasonably withheld, the Company shall issue to the Investors at such time, for no additional consideration, additional Preferred Shares by also adjusting the Original Issue Price of the Investors Shares, retroactive to the Series A Closing Date, to equal the Adjusted Investors Shares' Conversion Price (which, for the avoidance of doubt, shall also be reduced at such time as described herein);

6.4.3.1.2.
the Warrant Shares (the "Warrant Shares' Conversion Price") shall be reduced (and, for the avoidance of doubt, in no event increased) so that it equals the product of (1) the Adjusted Investors Shares' Conversion Price as determined under clause 6.4.3.1.1 above times (2) 1.2 (the "Adjusted Warrant Shares' Conversion Price").

6.4.3.2.
For example: if the Original Issue Price of the Investors Shares and the Investors Shares' Conversion Price immediately before the Issuance is US$ 0.40 and the New Price is US$ 0.50, the Adjusted Investors Shares' Conversion Price shall be US$ 0.35. Alternatively, the Company shall issue to the Investors additional Preferred Shares, for no additional consideration, as if the Original Issue Price of the Investors Shares as of the Series A Closing Date had been US$ 0.35. The Warrant Shares' Conversion Price shall be reduced, if at all, so that it is not greater than US$ 0.42.

6.4.3.3.
For the purpose of this Article 6.4, the consideration of any New Shares shall be calculated at the U.S. dollar equivalent thereof, on the day such New Shares are issued or deemed to be issued pursuant to Article 6.12. "New Shares" shall mean shares of whatever class issued or deemed to have been issued pursuant to Article 6.12 by the Company other than the following exempt securities (the "Exempt Securities"): (i) shares or options to be issued to employees, Directors, consultants, or observers of the Company and/or of any subsidiary thereof under the Company's share option plan approved by the Company's Board ("ESOP"), up to a maximum of the number of ESOP Shares (as defined in the Purchase Agreement) or exceeding the number of ESOP Shares provided that any issuance under the ESOP in excess of the number of ESOP Shares shall not be made to an Interested Party (including but not limited to a Director appointed by an Interested Party, but not including the Independent Director), (ii) shares issued pursuant to the conversion of the Preferred Shares, or in connection with the price protection mechanism contained herein, (iii) Ordinary Shares, issued or issuable, as a share dividend or upon any subdivision of Ordinary Shares, or pursuant to any event for which adjustment is made pursuant to Sub-Articles 6.4.1, 6.4.2 or 6.6, in which in each case all of the security holders are treated proportionately with the amount of securities they hold, (iv) shares issued in an issuance approved by the Board and the Lead Investor in connection with (a) a collaboration, technology license, development, OEM, marketing, supply of services or other similar agreements or strategic partnerships or to strategic investors that are determined as such by the Board and the Lead Investor and/or (b) a joint venture between the Company or any subsidiary thereof and/or another person, (v) securities issued upon exercise of options, warrants, or other convertible securities outstanding at the Series A Closing Date; and (vi) securities issued upon exercise of options, warrants or other convertible securities provided that the original issuance of such options, warrants or securities was effected in compliance with and pursuant to the terms of these Articles.

6.4.3.4.
In the event of a Deemed Liquidation, there shall be deemed to have been an Issuance by the Company at the price per share of Company shares reflected by the valuation attributed to the Company in such transaction, on an as-converted and fully-diluted basis (but not including for such purpose the additional securities to be issued by the Company in conjunction with such transaction pursuant to this Article 6.4.3, or the shares issuable upon exercise of the Warrants).

6.4.4.	Trigger Event Adjustment.

In the event that, prior to the close of business on September 30, 2015, the consummation of an IPO which reflects a Company pre-money valuation of at least $150 million, has not occurred (the "Trigger Event"), then at such time:

6.4.4.1.
the Investors Shares' Conversion Price shall be reduced (and, for the avoidance of doubt, in no event increased) retroactively to the Series A Closing Date, to an adjusted conversion price equal to the Trigger Price (as defined in the Purchase Agreement). Alternatively, at the Company's discretion with the Majority Investors' consent, not to be unreasonably withheld the Company shall issue to the Investors at such time, for no additional consideration, additional Preferred Shares by also adjusting the Original Issue Price of the Investors Shares, retroactive to the Series A Closing Date, to equal Trigger Price, and

6.4.4.2.
the Warrant Shares' Conversion Price shall be reduced (and, for the avoidance of doubt, in no event increased) to the product of (1) the adjusted Investors Shares' conversion price as determined under clause 6.4.46.4.4.1 above times (2) 1.2.

6.4.4.3.	For the avoidance of any doubt, the provisions of this Article 6.4 shall continue to apply following a Trigger Event; provided however that Article 6.4.4 may not be applied more than once.

6.5.
Other Distributions. In the event the Company declares a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Sub-Article 6.4.2, then, in each such case, the holders of the Preferred Shares shall be entitled to receive such distribution, in respect of their holdings on an as-converted basis as of the record date for such distribution.

6.6.
Recapitalization. If at any time or from time to time there shall be a recapitalization of the Ordinary Shares (other than a subdivision, combination, or merger provided for elsewhere in this Article 6), provision shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive, upon conversion of the Preferred Shares, the number of Ordinary Shares or other securities or property of the Company or otherwise, to which a holder of Ordinary Shares deliverable upon conversion of the Preferred Shares would have been entitled immediately prior to such recapitalization. In any such case, appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to the rights of the holders of the Preferred Shares after the recapitalization to the end that the provisions of this Article 6 (including adjustments of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

6.7.
No Impairment. The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder in this Article 6 by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 6 and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

6.8.	No Fractional Shares. No fractional shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be issued shall be rounded to the nearest whole share.

6.9.
Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article 6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares a certificate setting forth each adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the Conversion Price, as the case may be, at the time in effect, and (C) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Preferred Share.

6.10.
Notice of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Shares, at least fourteen (14) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

6.11.
Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding Preferred Shares, including for such purpose, all Warrant Shares which may be acquired pursuant to the exercise of Warrants; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all such Preferred Shares, in addition to such other remedies as shall be available to the holders of such Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Share capital to such number of shares as shall be sufficient for such purposes.

6.12.
Options or Convertible Shares. "Convertible Shares" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Ordinary Shares. "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or Convertible Shares. In the event the Company at any time or from time to time after the date of the filing of these Articles shall issue any Options or Convertible Shares (other than Exempt Securities) or shall fix a record date for the determination of holders of any class of shares entitled to receive any such Options or Convertible Shares, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Shares, the conversion or exchange of such Convertible Shares or, in the case of Options for Convertible Shares, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, and (if applicable under these Articles) the Conversion Price shall be decreased accordingly, provided that in any such case in which shares are deemed to be issued:

6.12.1.
so long as the Conversion Price decrease was implemented as contemplated above in this Article 6.12, and subject to clause 6.12.2 below, no further decrease of the Conversion Price of any Preferred Share shall be made upon the subsequent issue of Convertible Shares or Ordinary Shares in connection with the exercise of such Options or conversion or exchange of such Convertible Shares;

6.12.2.
if such Options or Convertible Shares by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company or in the number of Ordinary Shares issuable upon the exercise, conversion or exchange thereof (other than a change pursuant to the anti-dilution provisions of such Options or Convertible Shares such as this Article 6.12 or pursuant to recapitalization provisions of such Options or Convertible Shares), the Conversion Price and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

6.12.3.
no readjustment pursuant to clause 6.12.2 above shall have the effect of increasing the Conversion Price of a Preferred Share to an amount above the Conversion Price that would have resulted from any other issuances of New Shares and any other adjustments provided for herein between the original adjustment date and such readjustment date;

6.12.4.
upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Shares which shall not have been exercised, the Conversion Price of each Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

6.12.4.1.
in the case of Convertible Shares or Options for Ordinary Shares, the only New Shares issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Shares and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Shares which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

6.12.4.2.
in the case of Options for Convertible Shares, only the Convertible Shares, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Shares deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to this Article 6.12 upon the issue of the Convertible Shares with respect to which such Options were actually exercised; and

6.12.5.
if such record date shall have been fixed and such Options or Convertible Shares are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the actual date of their issuance.

6.12.6.
Anti Dilution Protection to Allegro. Notwithstanding anything herein to the contrary, upon any Issuance, except for an Issuance of Exempted Securities, to any person or entity at a price which reflects a price per share paid to the Company (the “New PPS”) that is less than €3.2, then forthwith upon such Issuance, the price per share in effect on Closing Date of the 2008 SPA (as such term is defined therein) (i.e. a price per share of €3.2, subject to any adjustment pursuant to these Articles) shall be reduced to the New PPS. "Company Consideration" (as such term is defined in the 2008 SPA) shall be divided by the New PPS and the Company shall issue to Allegro such amount of Ordinary Shares, at par value, reflecting the balance between the number of shares allotted to Allegro on Closing Date of the 2008 SPA to the number of shares Allegro should be awarded following the New PPS. For the avoidance of doubt the anti-dilution protection mechanism set forth in this Article 6.12.6 shall not apply in the event (i) that the Company's valuation is reduced due to a Trigger Event pursuant to Article 6.4.4 or (ii) of a decrease in the Investors Shares’ Conversion Price pursuant to Article 6.4.3.

6.13.	Without derogating from Article 7.5:

6.13.1.
Subject to Article 6.13.4, in case of any consolidation or merger (even if such merger is an M&A Event), of the Company with or into another corporation, as a result of which the holders of Preferred Shares receive equity in a private corporation in consideration for the merger (in this Article, "merger"), the Company or such successor corporation, as the case may be, shall, without payment by the holders of Preferred Shares of any additional consideration therefor, issue to the holders of Preferred Shares new preferred shares with the same rights, preferences, privileges and restrictions granted to and imposed on the Preferred Shares in these Articles ("New Preferred Shares") but providing that the holder of the new preferred shares shall have the right to exercise the conversion rights granted by such new preferred shares and procure upon such exercise of such conversion rights, in lieu of each Ordinary Share therefor issuable upon exercise of the Conversion Rights of the Preferred Shares, the kind and amount of shares of stock, other securities, money and assets receivable upon such merger by a holder of one Ordinary Share issuable upon exercise of the Conversion Rights had they been exercised immediately prior to such merger. The provisions of this Article 6.13 shall similarly apply to successive mergers.

6.13.2.
The Company shall give each holder of record of Preferred Shares written notice of such impending transaction under Article 6.13.1 not later than fourteen (14) days prior to the Shareholders' meeting called to approve such transaction, or fourteen (14) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction.

6.13.3.
The provisions of this Article 6.13 are in addition to the other provisions hereof. Nothing in this Article 6.13 shall prevent Preferred Shareholders from exercising the rights to convert the Preferred Shares into Ordinary Shares prior to the conclusion of a transaction contemplated herein, in which case the provisions of Article 6.13.1 shall not apply.

6.13.4.
This Article 6.13 shall not apply to a merger with or into a company whose shares are publicly traded on a US national securities exchange or trading system, the public shares of which are received by the holders of Preferred Shares in consideration for the merger.

7.	VOTING RIGHTS

7.1.	The holder of each share of the Company shall be entitled to notice of any Shareholders' meeting in accordance with these Articles.

7.2.
The holder of any outstanding Ordinary Share shall have the right to one vote for each Ordinary Share held, with respect to any question upon which holders of shares have the right to vote, except to the extent that these Articles expressly provide that only holders of Preferred Shares shall be entitled to vote on such question.

7.3.
The holder of any Preferred Share shall have the right to one vote for each Ordinary Share into which such Preferred Share could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Ordinary Shares, and shall be entitled to notice of any Shareholders' meeting in accordance with these Articles (including but not limited to a meeting of the holders of the Preferred Shares), and shall be entitled to vote, together with holders of Ordinary Shares, with respect to any question upon which holders of Ordinary Shares have the right to vote, and any question upon which holders of Preferred Shares have the right to vote.

7.4.
To the maximum extent permitted under applicable law, and unless otherwise explicitly provided by these Articles (including Article 7.5 and Article 7.6  below), all shareholders of the Company shall vote together as a single class on any matter presented to the shareholders and all matters requiring shareholder approval shall require the approval by the holders of a majority of the voting power of the Company represented at the meeting of all shareholders of all classes voting together as a single class, on as converted basis.

7.5.
Notwithstanding the foregoing or anything else herein, (i) the holders of the Preferred Shares shall be entitled to vote as a separate class on, and their approval shall be required for, any alteration of, waiver regarding, or change to (in each case, in whole or in part) any right, preference or privilege of the Preferred Shares, including, for the avoidance of doubt, (A) the conversion of the entire class of Preferred Shares to Ordinary Shares under Article 6.2(i), (B) any amendment, repeal or modification of any provision of these Articles resulting in or amounting to such, (C) the creation of any securities which are more senior to, or are otherwise in priority to, the Preferred Shares; provided, however, that the creation of a class of shares having rights which are senior to, but do not otherwise amend, the rights attached to the Preferred Shares, will not require the special approval of the Majority Investors, unless such new class is granted a liquidation preference right which is both (1) senior to (i.e., not pari passu with, or junior to) the Preferred Preference granted to the Preferred Shares hereunder, and (2) grants preference rights to such class which are different than the preference rights granted to the Preferred Shares hereunder; provided further, however, that, in all events, the approval of the Majority Investors shall be required in order to grant senior liquidation preference rights in respect of investments which exceed, in the aggregate, the Aggregate Purchase Price under the Purchase Agreement, and/or (D) any other decisions that by law, these Articles, or agreement are subject to class vote or such approval (each, a "Preferred A Vote"), and (ii) with respect to each Preferred A Vote, the vote of the Majority Investors shall be binding on all holders of Preferred Shares in all respects, and shall be considered as a vote of the holders of the majority of the issued and outstanding Preferred Shares at any time, and the Company shall implement each such decision in accordance with the vote of the Majority Investors.

7.6.
Notwithstanding anything to the contrary in these Articles, in addition to any approval requirements under applicable law and any explicit rights to which the Preferred Shares are entitled hereunder, the Company shall not, without the affirmative vote or written consent of the Special Majority Holders, take any action which results in the following, except in the context of and/or with respect to the approval and implementation of an IPO and related matters, decisions, and actions, with respect to which the approval of the Special Majority Holders shall not be required:

(i) The Liquidation of the Company;

(ii) Any modification of the Articles;

(iii) Termination of the Company's activities and change of its line of business;

(iv) Any agreement or transaction with Interested Parties and/or with any “Affiliate” and/or “Relative” thereof (both as defined in the Companies Law) thereof;

(v) Increase or reduction of the share capital (except if and as required to comply with the provisions of these Articles), reclassification of shares, redemption or purchase of shares for cancellation or to keep them in treasury, creation of preferred shares or debt securities;

(vi) Appointment or dismissal of the Company's auditors;

(vii) Approving of an M&A Event.

7.7.
Notwithstanding anything to the contrary contained in these Articles, the following resolutions shall require the written consent or affirmative vote of two/thirds (2/3rd) of the members of the Board of Directors:

(i) The payment of any cash dividends or stock dividends;

(ii) The approval of any contracts or transactions not in the normal course of business of the Company;

(iii) The acquisition or sale of rights providing ownership of other corporations which are not included in the Company's current securities portfolio;

(iv) Taking or granting loans, receiving or granting credit by the Company including shareholder loans, placing a lien on any of the Company's assets, or granting guarantees or other collaterals – in each event, the value of which exceeds € 1,000,000;

(xi) Capital investment in other companies, joint ventures or consortiums;

(xii) The redemption or purchase of shares for cancellation or to keep them in treasury, issuance and sale of any securities by Company, convertible or not into shares, debentures or any debt securities, beneficiary parties, subscription bonuses or purchase option for the subscription of shares – except in connection with the ESOP;

(xiii) The appointment or dismissal of the Company's auditors;

(xiv) Conducting transactions in real estate assets and/or renewal of rentals and transactions and/or acquisition of equipment and/or investment in fixed assets – the value of which exceeds €1,000,000.

8.	ALLOTMENT OF SHARES

8.1.
Subject to the provisions of Article 9, and without derogating from any right of the Preferred Shareholders, including without limitation pursuant to Articles 6 and 7.5, the unissued shares shall be under the control of the Board of Directors, which shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions (including inter-alia terms relating to calls as set forth in Article 17 hereof), and either at nominal value or at a premium, or, subject to the provisions of the Companies Law, at a discount, and at such times, as the Board of Directors may think fit, and the power to give any person the option to acquire from the Company any shares, either at nominal value or at premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.

8.2.
Without derogating from the foregoing or from any right of the Preferred Shareholders, including without limitation pursuant to Articles 6 and 7.5, the Board of Directors may decide: (i) to issue shares having preferred rights or deferred rights, or right of redemption, and may issue shares with such restricted, preferred, deferred, special or other right in regard to the distribution of dividends, voting rights, appointment of directors, payment of capital, distribution of surplus assets upon the liquidation of the Company or in connection with other matters as the Board of Directors may decide; and (ii) subject to any applicable legal requirements, to pay a commission to any person for a subscription, or an agreement to subscribe, unconditionally or otherwise, for any share of the Company, and it shall be permissible to pay, or settle the payment of, such commission in cash or in shares, paid for in full or in part, or a combination of both.

9.	PRE-EMPTIVE RIGHTS

9.1.
Prior to an IPO, each shareholder (each an "Offeree") shall have a right of pre-emption (which it may share with any of its Permitted Transferees) to purchase its pro rata share of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the adoption of these Articles (the "Subscription Offer"). Each Offeree's pro rata share is equal to the ratio of (A) the number of the Company's outstanding Ordinary Shares (including all Ordinary Shares issued or issuable upon conversion of the Preferred Shares) of which such Offeree is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of the Company's outstanding Ordinary Shares (including all Ordinary Shares issued or issuable upon conversion of the Preferred Shares) immediately prior to the issuance of such Equity Securities. For the purposes hereof, the term "Equity Securities" shall mean (i) any Ordinary Shares, Preferred Shares or other security of the Company, (ii) any security convertible, with or without consideration, into any Ordinary Shares, Preferred Shares or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe for or purchase any Ordinary Shares, Preferred Shares or other security, and (iv) any such warrant or right; provided however that Equity Securities shall not include Exempt Securities.

9.2.
If the Company proposes to issue any Equity Securities, it shall give each Offeree written notice of its intention, describing the Equity Securities, and the price and the other terms and conditions upon which the Company proposes to issue the same. Each Offeree shall have fourteen (14) days from the giving of such notice to agree to purchase (i) up to its pro rata share of the Equity Securities and (ii) in the event that one or more Offerees do not fully exercise their rights hereunder, an additional number of Equity Securities up to a proportional amount of the offered Equity Securities which were not subscribed for by other Offerees pursuant to this Article, for the price and upon the terms and conditions specified in the Company's notice, by giving written notice to the Company and stating therein the amount of Equity Securities such Offeree elects to purchase.

9.3.
An Offeree who shall not have given a written notice to the Company within the said fourteen (14)-day period shall be conclusively deemed to have rejected the Subscription Offer to him. A qualified or conditional acceptance of a Subscription Offer shall be conclusively deemed a rejection thereof.

9.4.
If the Offerees fail to exercise in full their preemptive rights within the abovementioned fourteen (14) day period, then the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Offerees' rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Offerees pursuant to Article 9.2 hereof.  If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Article 9.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Offerees in the manner provided in this Article.

9.5.
For purposes hereof, a "Permitted Transferee" of a Shareholder shall mean: (i) in the case of a limited partnership, its limited partners, general partners, and the limited and general partners of such limited and general partners, (ii) in the case of a corporation, (A) any corporate entity which controls, is controlled by, or is under common control with such corporation, or (B) in the case of a limited liability company, its members and former members in accordance with their interest in the limited liability company, (iii) a transferee by will or operation of law; (iv) in the case of an individual, a first- degree family member or trust for the benefit of such individual and/or any other of his/her Permitted Transferee(s) and any entity wholly-owned by a such individual, and (v) entities that manage or co-manage, or are managed or whose account is managed by, directly or indirectly, such Shareholder and any of its limited partners, general partners and the limited and general partners of such limited and general partners and management company; and (vi) in case of a transfer by a Founder (other than by Ehud Marom), Ehud Marom.

9.6.	The provisions of Section 290 of the Companies Law will not apply to the Company.

10.	BRING-ALONG

10.1.
Prior to an IPO, subject to Article 5, if any person or entity makes an offer to purchase all of the issued and outstanding share capital of the Company (the "Offer"), and the holders of more than 60% of the issued and outstanding shares of the Company, on an as-converted basis (the "Accepting Holders"), indicate their acceptance of such Offer, and such Offer has been approved by the Board of Directors and otherwise in accordance with the provisions of these Articles (collectively, the "Required Consent"), then, at the closing of such transaction, all of the holders of all shares in the Company (such other shareholders, collectively, the "Remaining Holders") shall transfer such shares to such person or entity; provided, however, that the consideration paid by the acquiror shall in any event be allocated among the shareholders in accordance with Article 5 above. Each Remaining Holder shall execute and deliver such documents and take such actions (including voting in favor of the approval of the transaction at any shareholder votes) as may be reasonably required by the Board of Directors or the Accepting Holders. Notwithstanding the foregoing, no Remaining Holder shall be required to (i) make representations and warranties as to any matters other than matters that relate solely to its ownership of shares and its ability to sell such shares, including but not limited to representations and warranties that such Remaining Holder holds all right, title and interest in and to such shares which such shares which such Remaining Holder purports to hold, free and clear of all liens and encumbrances, the obligations of such Remaining Holder in connection with the transaction have been duly authorized, if applicable, and the documents to be entered into by such Remaining Holder have been duly executed by such Remaining Holder and delivered to the acquirer and are enforceable against the Remaining Holder in accordance with their respective terms and neither the execution and delivery of documents to be entered into by the Remaining Holder in connection with the transaction, nor the performance of the Remaining Holder’s obligations thereunder will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency, or (ii) become subject to any indemnification obligation which is not based on his or its representations and warranties (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company), or (iii) become subject to any indemnification obligation which could result in liability in excess of the net proceeds actually received by such Remaining Holder in the transaction.

10.2.
In the event that a Remaining Holder fails to surrender its certificate in connection with the consummation of a transaction as set forth above, such certificate shall be deemed cancelled and the Company shall be authorized to issue a new certificate in the name of the Remaining Holder and the Board of Directors shall be authorized to establish an escrow account, for the benefit of such Remaining Holder into which the consideration for such securities represented by such cancelled certificate shall be deposited and to appoint a trustee to administer such account.

10.3.
Each Remaining Holder hereby grants to such person as may be designated by the Board an irrevocable proxy, coupled with an interest, effective upon a failure or a refusal by any such Remaining Holder to vote its shares in accordance herewith, to vote all of such Remaining Holder's shares and to take such other actions to the extent necessary to carry out the provisions of this Article 10, in accordance herewith, in the event of any breach or imminent breach of this Article 10 by such Remaining Holder, or its affiliates, successors, custodians or assigns. The Company and all of its shareholders, each agree and acknowledge that: (i) monetary damages would not adequately compensate an injured party for the breach of this Article 10 by any party; (ii) this Article 10 shall be specifically enforceable; and (iii) any breach or threatened breach of this Article 10 shall be the proper subject of a temporary or permanent injunction or restraining order.

In the event of an Offer under Article 10.1, then as soon as possible after receipt of the Offer but in any event not less than ten (10) days prior to the date set by the acquiror as the final date for accepting such Offer, the Company shall notify in writing each holder of Company securities of such Offer. Such notice shall set forth: (i) the name of the acquiror; and (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the acquiror.

10.4.	In the event of an Offer under Article 10.1, Section 341 of the Companies Law shall apply, except as otherwise set forth above.

11.	REGISTERED HOLDER

11.1.
If two or more persons are registered as joint holders of a share they shall be jointly and severally liable for any calls or any other liability with respect to such share.  However with respect to voting, powers of attorney and furnishing notices, the one registered first in the Register, insofar as all the registered joint holders shall not notify the Company in writing to relate to another one of them as the sole owner of the share, as aforesaid, shall be deemed to be the sole owner of the share.

11.2.
If two or more persons are registered together as holders of a share, each one of them shall be permitted to give receipts binding all the joint holders for dividends or other monies in connection with the share and the Company shall be permitted to pay all the dividends or other monies due with respect to the share to one or more of the joint holders, as it shall choose.

12.	SHARE CERTIFICATE

12.1.
A Shareholder shall be entitled to receive from the Company without payment, one certificate that shall contain that number of shares registered in the name of such Shareholder, their class and serial numbering.  However, in the event of joint holders holding a share, the Company shall not be obligated to issue more than one certificate to all of the joint holders, and the delivery of such a certificate to one of the joint holders shall be deemed to be a delivery to all of the joint holders.

12.2.
Each certificate shall carry the signature or signatures of two Directors or of those person(s) appointed by the Board of Directors for this purpose and the rubber stamp or the seal or the printed name of the Company.

12.3.
If a share certificate is defaced, lost or destroyed, it may be replaced upon payment of such fee, if any, and on such terms, if any, as to evidence and indemnity as the Board of Directors may think fit.

13.	PLEDGE

13.1.
The Company shall have a lien and first pledge on all the shares, not fully paid, registered in the name of any Shareholder (whether registered in his name only or together with another or others) for any amount still outstanding with respect to that share, whether presently payable or not.  Such a pledge shall exist whether the dates of payment or fulfillment or execution of the obligations, debts or commitments have become due or not, and shall apply to all dividends that shall be decided upon from time to time in connection with these shares.  No benefit shall be created with respect to this share based upon the rules of equity which shall frustrate this pledge; however, the Board of Directors may declare at any time with respect to any share, that it is released, wholly or in part, temporarily or permanently, from the provisions of this Article.

13.2.
The Company may sell, in such manner and at such time as the Board of Directors thinks fit, any of the pledged shares, but no sale shall be made unless the date of payment of the monies or a part thereof has arrived, or the date of fulfillment and performance of the obligations and commitments in consideration of which the pledge exists has arrived, and after a written request has been furnished to the Shareholder or person who has acquired a right in the shares, which sets out the amount or obligation or commitment due from him and which demands their payment, fulfillment or execution, and which informs the person of the Board of Director's desire to sell the shares in the event of non-fulfillment of the notice, and the person has not fulfilled his obligation pursuant to the notice within seven days after the notice had been sent to him.

13.3.
The net proceeds of such sale shall be applied in payment of such sum due to the Company or to the fulfillment of the obligation or commitment, and the remainder (if there shall be any) shall be paid to the Shareholder or to the person who has acquired a right in the share sold pursuant to the above.

13.4.
After execution of a sale as aforesaid, the Board of Directors shall be permitted to sign or to appoint someone to sign a deed of transfer of the sold shares and to register the buyer's name in the Register as the owner of the sold shares and it shall not be the obligation of the buyer to supervise the application of monies nor will his right in the shares be affected by a defect or illegality in the sale proceedings after his name has been registered in the Register with respect to those shares.

13.5.	The sole remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

14.	TRANSFER OF SHARES AND THE MANAGEMENT THEREOF

14.1.
Any transfer of shares shall be subject to the approval of the Board of Directors, which approval shall not be unreasonably withheld, provided that the transferor and transferee have complied with all relevant provisions of these Articles. If the Board of Directors shall make use of its powers in accordance with this Article and refuses to register a transfer of shares, it must inform the transferee of its refusal, within 15 days of the day the deed of transfer had been furnished to the Company.

14.2.
Each transfer of shares shall be made in writing in the form appearing herein below, or in a similar form, or in any form as determined by the Board of Directors from time to time, such form to be delivered to the Office together with the transferred share certificates and any other proof the Board of Directors shall require, if they shall so require, in order to prove the title of the transferor.

Deed of Transfer of Shares

I, _______________  of  ______________  in consideration of the sum of NIS ______ (New Israeli Shekels) paid to me by ______________, of _______________ (hereinafter called the "Transferee") do hereby transfer to the Transferee _______ (       ) ___________ share (or shares) having nominal value of NIS ____, in Mapi Pharma Ltd., to hold unto the Transferee, his executors, administrators, and assigns, subject to the conditions on which I held the same at the time of the execution hereof; and I, the Transferee, do hereby agree to take the said share (or shares) subject to the conditions aforesaid. As witness we have hereunto set our hands this ______ day of _________________.

______________________	______________________
Transferee	Transferor
______________________	______________________
Witness to the	Witness to the
Transferee's Signature	Transferor's Signature

14.3.
The deed of share transfer shall be executed both by the transferor and transferee, and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered into the Register in respect thereof.

14.4.	The Company shall be permitted to demand a fee for registration of a transfer, for a reasonable rate as to be determined by the Board of Directors from time to time.

14.5.
The Register may be closed at such dates and for such other periods as determined by the Board of Directors from time to time, upon the condition that the Register shall not be closed for more than 15 days every year.

14.6.
Upon the death of a Shareholder the remaining holders (in the event that the deceased was a joint holder in a share) or the administrators or executors or heirs of the deceased (in the event the deceased was the sole holder of the share or was the only one of joint holders of the share to remain alive) shall be recognized by the Company as the sole holders of any title to the shares of the deceased. However, nothing aforesaid shall release the estate of a joint holder of a share from any obligation with respect to the share that he held jointly with any other holder.

14.7.
Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation of a Shareholder shall, upon such evidence being produced as may from time to time be required by the Board of Directors, have the right, either to be registered as a Shareholder in respect of the share upon the consent of the Board of Directors or, instead of being registered himself, to transfer such share to another person, subject to the provisions contained in these Articles with respect to transfers.

14.8.
A person becoming entitled to a share because of the death of a Shareholder shall not be entitled to receive notices with respect to Company meetings or to participate or vote therein with respect to that share, or aside from the aforesaid, to use any right of a Shareholder, until he has been accepted as a Shareholder with respect to that share.

14.9.
Anything else herein including Article 15.3 notwithstanding, prior to an IPO or an M&A Event, Ehud Marom shall not, without the consent of the Majority Investors, Transfer (as defined below) any of the Company shares held by him, to any party other than to a Permitted Transferee, if at such time Ehud Marom holds, or if by virtue of such Transfer he would hold, less than 17.5% of the issued and outstanding shares of the Company; provided however that any Transfer permitted under this Article 14.9 (except to his Permitted Transferee) shall in any event be subject to the Co-Sale rights under Article 16; and provided further however that transfers to Permitted Transferees shall be subject to the provisions with respect thereto hereunder, including but not limited to Article 15.2.

15.	RIGHT OF FIRST REFUSAL

15.1.	Definitions:

(i) “Offering Shareholder” means any Key Shareholder (as defined below), or his administrators, and executors, as the case may be, who offers all or any of his Shares to the Company or the Continuing Shareholders.

(ii) “Continuing Shareholders” means all Shareholders other than an Offering Shareholder.

(iii) “Stock” means the share capital of the Company.

(iv) “Shares” means Shares of the Company now or hereafter owned by any Shareholder.

(v) “Transfer” means transfer, give, convey, sell, pledge, bequeath, donate, assign, encumber or otherwise dispose of any Shares of the Company

(vi) “Buyer” means the Company or those Continuing Shareholders who purchase an Offering Shareholder’s Shares pursuant to this Article.

(vii) “Effective Date” means 8 August, 2008.

15.2.
Transfers of Shares. An Offering Shareholder may not Transfer any Shares except pursuant to these Articles, unless such a Transfer is in favor of Company or a Permitted Transferee of the Offering Shareholder, provided that the Transfer to a Permitted Transferee shall be subject to conditions subsequent whereby (i) in case of a change of control of said Permitted Transferee, the Shares shall have to be returned back to the Offering Shareholder who made the previous transfer, and (ii) said Permitted Transferees shall be fully bound pursuant to these Articles, including but not limited to as Offering Shareholders.

15.3.
Notwithstanding anything to the contrary contained in these Articles but subject, in the case of a proposed Transfer by Ehud Marom, to the provisions of Article 14.9 and subject to the Co-sale rights in Article 16, a Founder (in this Article 15.3, the "Offering Founder") desiring to dispose of some or all of his Shares may only do so with the consent of Founders holding 50% of Shares in proportion ownership of Shares held by the Founders and shall further be subject to a right of first offer among the Founders, as follows (“First Offer”):

15.3.1.
Subject to the provisions of this Article 15.3, an Offering Founder desiring to dispose of some or all of his Shares may do so only pursuant to a bona fide offer to purchase (in this Article 15.3, the "Offer") and after compliance with the provisions of this Article 15. Such Offering Founder shall first give a written notice to the Company and to each of the other Founders of his intention to dispose of his Shares, identifying the number of Shares he desires to dispose of, the proposed purchase price per Share and the name of the proposed purchaser and attaching an exact copy of the Offer received by such Founder.

15.3.2.
Notwithstanding with the provisions of this Article 15, in the event that any Founder other than Ehud Marom shall propose to sell any of its Shares, Ehud Marom shall have the first right to purchase such Shares, subject to and in accordance with sections 2(b), 2(c), 2(d) and 2(e) of the Shareholders Agreements executed between Ehud Marom and each other Founder individually in April 2008.

15.3.3.
First Offer. The other Founders shall have the purchase right for a period of thirty (30) days (in this Article 15.3, the “30 Day Period”) commencing at the date on which the Offering Founder provides the notice to the Company and each of the other Founders pursuant to Article 15.3.1. The Founders who receive the said notice (the “Offeree Founders”) shall be entitled to exercise this right to purchase by giving written notice to the Offering Founder prior to the expiration of the 30 Day Period that they elect to purchase his Shares and setting forth a date and time for closing which shall be not later than ninety (90) days after the expiration of the 30 Day Period or after a Valuated Price is set in the event that an Assessor is appointed. Any purchase of Shares by all or some of the Offeree Founders shall be made in such proportion as they might agree among themselves or, in the absence of any such agreement, pro rata in proportion to their ownership of Shares of the Company (excluding the Offering Founder’s Shares) at the time of such offer, but in any event one or more of the Offeree Founders (in this Article 15.3, "Buyer(s)") must agree to purchase all the Shares which the Offering Founder proposes to sell. At the time of closing, the Offering Founder shall deliver to Offeree Founders who accepted the First Offer certificates representing the Shares to be sold, together with a signed transfer deed. Said Shares shall be delivered by the Offering Founder free and clear of any and all liens and encumbrances. All transfer taxes shall be paid by the Offering Founder.

15.3.4.
In the event that an Offeree Founder elects to exercise his First Offer rights but challenges the proposed purchase price per Share, then the price shall be determined following an economic valuation conducted by an assessor agreed upon by the parties, and upon lack of such consent, the President of the Institute of Certified Public Accountants will nominate an assessor who is a CPA that is familiar with the capital markets and experienced in companies’ valuation (herein, the “Assessor”). The Assessor shall conduct the valuation of the purchase price per Share at least by two common methods and his ruling shall be the average of both methods and shall be final and binding upon all Founders (“Valuated Price”).

15.3.5.
Performance of Acceptance. When exercising the rights granted in Article 15.3.3 hereof, Buyer(s) must elect to purchase all Shares which the Offering Founder proposes to sell for the price and upon the same terms for payment of the price as are set forth in the Offer; provided, however, that if said offer received by the Offering Founder shall provide for any act or action to be done or performed by the party making such Offer (the potential buyer) at any time before or within thirty (30) days after the last day for exercise of Buyer’s right to purchase pursuant to this Article 15.3 hereof, then the Buyer shall be deemed to have complied with the terms and conditions of such Offer if Buyer does or performs such act or action within thirty (30) days after the last day for exercise of Buyer’s right to purchase pursuant to this Article 15.3.

15.4.
Notwithstanding anything to the contrary contained in these Articles, any Transfer of Shares from any Founder (other than Ehud Marom) to Ehud Marom shall not be restricted in any way whatsoever and shall be subject only to First Offer.

15.5.	[reserved]

15.6.	Transfer to Others. Subject as provided for in Articles 15.3.2 and 15.3.3 and 15.4 above:

15.6.1.
An Offering Shareholder desiring to dispose of some or all of its Shares may do so only pursuant to a bona fide offer to purchase (in this Article 15.6, the “Offer”) and after compliance with the following provisions. Such Offering Shareholder shall first give a written notice to the Company and to each of the Continuing Shareholders of his intention to dispose of its Shares, identifying the number of Shares it desires to dispose of, the proposed purchase price per Share and the name of the proposed purchaser and attaching an exact copy of the Offer received by such Offering Shareholder.

15.6.2.
The Continuing Shareholders Right to Purchase. The Continuing Shareholders shall have the purchase right for a period of thirty (30) days (in this Article 15.6, the “30 Day Period”) commencing at the date on which the Offering Shareholder proposes to sell at the proposed purchase price per Share. The Continuing Shareholders shall be entitled to exercise this right to purchase by giving written notice to the Offering Shareholder prior to the expiration of the 30 Day Period that they elect to purchase its Shares and setting forth a date and time for closing which shall be not later than ninety (90) days after the expiration of the 30 Day Period. Any purchase of Shares by all or some of the Continuing Shareholders shall be made in such proportion as they might agree among themselves or, in the absence of any such agreement, pro rata in proportion to their ownership of Shares of the Company (excluding the Offering Shareholder’s Shares) at the time of such offer, but in any event one or more of the Continuing Shareholders (in this Article 15.6, "Buyer(s)") must agree to purchase all the Shares which the Offering Shareholder proposes to sell. At the time of closing, the Offering Shareholder shall deliver to Buyer(s) certificates representing the Shares to be sold, together with a signed transfer deed. Said Shares shall be delivered by the Offering Shareholder free and clear of any and all liens and encumbrances. All transfer taxes shall be paid by the Offering Shareholder.

15.6.3.
Performance of Acceptance. When exercising the rights granted in Article 15.6.1 hereof, the Buyer(s) must in the aggregate elect to purchase all Shares which the Offering Shareholder proposes to sell for the price and upon the same terms for payment of the price as are set forth in the Offer; provided, however, that if said offer received by the Offering Shareholder shall provide for any act or action to be done or performed by the party making such Offer at any time before or within thirty (30) days after the last day for exercise of Buyer’s right to purchase pursuant to Article 15.6.2 hereof, then the Buyer shall be deemed to have complied with the terms and conditions of such Offer if Buyer does or performs such act or action within thirty (30) days after the last day for exercise of Buyer’s right to purchase pursuant to Article 15.6.2.

15.7.
Sale to Third Party. Subject to Article 16: If the Continuing Shareholders do not elect to purchase all of the Shares which the Offering Shareholder proposes to sell, the Offering Shareholder may accept the Offer which the Offering Shareholder mailed with his notice to the Company pursuant to Article 15.6.1 hereof and transfer all (but not less than all) of the Shares which he/it proposes to sell pursuant thereto on the same terms and conditions set forth in such Offer, provided that any transferee of such Shares shall be bound that if such sale is not completed within one hundred twenty (120) days after the date notice is received by the Company under Article 15.6.1 hereof, all such Shares shall again become subject to the restrictions and provisions of this Article.

16.	CO-SALE RIGHT

16.1.
Prior to the consummation of an IPO, the following shall apply to any Offering Shareholder proposing to Transfer all or any of its Equity Securities (other than a Transfer to a Permitted Transferee, and other than a Transfer from any of the other Founders to Ehud Marom pursuant to the provisions of Section 15.3.2 above) (the "Key Shareholder Offeror"):

16.1.1.
Exercise of Right. Each Offeree and Founder Offeree shall have the right, exercisable by written notice to the Company within the Acceptance Period, to require the Key Shareholder Offeror to provide, as part of its proposed Transfer of the Offered Shares, that such Offerees and Founder Offerees be given the right to participate in the Transfer, on the same terms and conditions as the Key Shareholder Offeror, on a pro-rata basis (the "Offeree Pro-Rata Share"), as follows: the Offeree Pro-Rata Share of each Offeree or Founder Offeree shall equal the product obtained by multiplying (1) the aggregate number of Offered Shares, by (2) a fraction, (x) the numerator of which is the number of shares owned (on a fully-diluted, as-converted basis) by such Offeree or Founder Offeree at the time of the Transfer and (y) the denominator of which is the total number of shares owned (on a fully-diluted, as-converted basis) by the Key Shareholder Offeror and the Offerees and Founder Offerees at the time of the Transfer. If any Offeree or Founder Offeree exercises its rights hereunder, the Key Shareholder Offeror shall cause the acquirer to purchase, as part of the Transfer, the Offeree Pro-Rata Share of each participating Offeree or Founder Offeree (or any part thereof chosen by such Offeree or Founder Offeree to be sold, if it gave notice with respect to less than its Offeree Pro-Rata Share), and the Key Shareholder Offeror shall not proceed with such Transfer unless such Offerees or Founder Offerees are given the right to participate in the Transfer in accordance herewith, unless the Key Shareholder Offeror purchases such Equity Securities of such Offerees or Founder Offerees for the same price per share and on the same terms offered by the proposed purchaser to the Key Shareholder Offeror.

16.1.2.
Transfer to Transferee(s). Subject to compliance with this Article 16, the Key Shareholder Offeror shall be entitled, at the expiration of the aforementioned Acceptance Period, to Transfer all, or the appropriate portion (together with the Offeree Pro-Rata Share of each participating Offeree), as applicable, of the Offered Shares, to such Proposed Purchaser; provided, however, that in no event shall the Key Shareholder Offeror Transfer any of the Offered Shares on terms more favorable to the Proposed Purchaser than those stated in the Offer Notice; and provided further that any of the Offered Shares not Transferred within ninety (90) days after provision of the Offer Notice, shall again be subject to the provisions of this Article 16.

16.1.3.
Permitted Transferees. For the removal of doubt, a Transfer by a Key Shareholder Offeror to its Permitted Transferee in accordance with the provisions of these Articles shall not trigger the application of this Article 16.

16.1.4.	Key Shareholder. For the purposes hereof, the term "Key Shareholder" shall mean the Founders and any Shareholder holding at least 15% of the Company's issued and outstanding equity.

17.	CALLS

17.1.
A Shareholder shall not be entitled to receive dividends nor to use any right a Shareholder has, unless he has paid all the calls that shall be made from time to time, with respect to money unpaid on all of his shares, whether he is the sole holder or holds the shares together with another person, in addition to interest and expenses if there shall be any.

17.2.
The Board of Directors may, subject to the provisions of these Articles, make calls upon the Shareholders from time to time in respect of any moneys unpaid on their shares, as they shall determine proper, upon the condition that there shall be given reasonable prior notice on every call and each Shareholder shall be obligated to pay the total amount requested from him, or the installment on account of the call (if there shall so be) at the times and places to be determined by the Board of Directors.

17.3.	The calls for payment shall be deemed to have been requested from the date the Board of Directors shall have decided upon the calls for payment.

17.4.	The joint holders of a share shall be jointly and severally liable to pay the calls for payment in full and the installment on account, in connection with such calls.

17.5.
If a sum called in respect of a share is not paid, the holders of the share or the person to whom it has been issued shall be liable to pay interest and linkage differentials ("interest") upon the amount of the call or the payments on account, as determined by the Board of Directors, commencing from the day appointed for the payment thereof to the time of actual payment, but the Board of Directors shall be at liberty to waive payment of that interest, wholly or in part.

17.6.
Any amount that, according to the condition of issuance of a share, must be paid at the time of issuance or at a fixed date, whether on account of the sum of the share or premium, shall be deemed for the purposes of these Articles to be a call of payment that was made duly and the date of payment shall be the date appointed for payment.  In the event of non-payment of this amount all of the Articles herein dealing with payment of interest, expenses, forfeiture, pledge and the like and all the other Articles connected therewith, shall apply, as if this sum had been duly requested and notice had been given, as aforesaid.

17.7.
The Board may make different arrangements at the times of issuance of shares to different shareholders, with respect to the amount of calls to be paid, the times of payment, and the applicable rate of interest.

17.8.
The Board of Directors may, if it thinks fit, receive from any Shareholder willing to pay in advance all of the monies or a part thereof that shall be due on account of his shares, in addition to any amounts for which the payment in fact has been requested and they shall be permitted to pay him interest at the rate the Board of Directors and the Shareholder shall agree upon, for the amounts paid in advance as aforesaid, or upon the part thereof which is in excess of the amounts whose payment was at the time requested on account of his shares in connection with which the payments have been made in advance, in addition to paying dividends that will be paid for that part of the share which has been paid in advance.

18.	FORFEITURE OF SHARES

18.1.
If a Shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Board of Directors may, subject to the provisions of Section 181 of the Companies Law, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued and any expenses that were incurred as a result of such non-payment.

18.2.
The notice shall name a further day, not earlier than the expiration of seven days from the date of the notice, on or before which the amount of the call or installment or a part thereof is to be made together with interest and any expenses incurred as a result of such non-payment.  The notice shall also state the place the payment is to be made and that in the event of non-payment, at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

18.3.
If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board of Directors to that effect. The forfeiture shall include those dividends that were declared but not yet distributed, with respect to the forfeited shares.

18.4.
A share so forfeited shall be deemed to be the property of the Company and can be sold or otherwise disposed of, on such terms and in such manner as the Board of Directors thinks fit. At any time before a sale or disposition the forfeiture may be canceled on such terms as the Board of Directors thinks fit.

18.5.
A person whose shares have been forfeited shall cease to be a Shareholder in respect of the forfeited shares, but shall notwithstanding remain liable to pay to the Company all monies which, at the date of forfeiture, were presently payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the nominal amount of the shares.

18.6.
The forfeiture of a share shall cause, at the time of forfeiture, the cancellation of all rights in the Company or any claim or demand against it with respect to that share and the other rights and obligations between the share owner and the Company accompanying the share, except for those rights and obligations not included in such a cancellation according to these Articles or that the Law imposes upon former Shareholders.

18.7.
The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

19.	MODIFICATION OF CAPITAL

19.1.	Subject to the rights of the Preferred Shareholders pursuant to these Articles, including but not limited to pursuant to Article 7.5, the Company may, from time to time, by a Shareholders resolution:

19.1.1.	consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares;

19.1.2.	cancel any shares which have not been taken or agreed to be taken by any person;

19.1.3.
by subdivision of its existing shares, or any of them, divide the whole, or any part, of its share capital into shares of smaller amounts subject, nevertheless, to the provisions of the Companies Law and in a manner that with respect to the shares created as a result of the division it will be possible within the resolution of division to grant to one or more shares a preferable right or advantage with respect to dividend, capital, voting or otherwise over the remaining share or other similar shares; and

19.1.4.	reduce its share capital and any fund reserved for capital redemption in the manner that it shall deem to be correct, with and subject to, any incident authorized, and consent required, by law.

20.	INCREASE OF SHARE CAPITAL

20.1.
The Company shall be permitted, subject to the rights of the Preferred Shareholders in these Articles (including but not limited to pursuant to the provisions of Article 7.5), from time to time, by a resolution, to increase its share capital - whether or not all its shares have been issued, or whether the shares issued have been paid in full - by creation of new shares.  This new capital shall be in such an amount, divided into shares in such amounts and have such preferable or deferred or other special rights (subject always to the special rights conferred upon an existing class of share), subject to any condition and restrictions with respect to dividends, return of capital, voting or otherwise, all as shall be directed by the general meeting in its resolution sanctioning the increase of the share capital.

20.2.
Subject to any decision to the contrary in the resolution sanctioning the increase in share capital, pursuant to these Articles, the new share capital shall be deemed to be part of the original share capital of the Company and shall be subject to the same provisions with reference to payment of calls, liens, title, forfeiture, transfer and otherwise as apply to the original share capital.

21.	GENERAL MEETINGS

21.1.
A general meeting shall be held once in every year at such time, being not more than fifteen (15) months after the holding of the last preceding general meeting, and place as may be prescribed by the Board of Directors. The above mentioned general meetings shall be called "Ordinary Meetings". All other general meetings shall be called "Extraordinary General Meetings". Ordinary Meetings and Extraordinary General Meetings shall be referred to as "General Meetings".

21.2.
Subject to the provisions of these Articles, the general function of the Ordinary Meeting shall be to receive and to deliberate with respect to the profit and loss statements, the balance sheets, the ordinary reports and accounts of the Board of Directors and auditors; to declare dividends, and to appoint auditors and to fix their compensation; provided that any other matter which may be considered and voted upon by the General Meeting may be discussed and voted upon at any General Meeting. For avoidance of doubt, General Meetings may be held telephonically or by video conference, provided that all Shareholders have an opportunity to hear and be heard by all other Shareholders wishing to participate in such meeting.

21.3.
The Board of Directors may, whenever it thinks fit - and upon a requisition in writing as provided for in Sections 63 and 64 of the Companies Law, will be required to - convene an Extraordinary General Meeting.  Every such requisition shall include the objects for which a meeting should be convened, shall be signed by the requisitioners and shall be sent to the Office of the Company.  If the Board of Directors does not convene a meeting within twenty-one (21) days from the date of the submission of the requisition as aforesaid, the requisitioners may, by themselves, convene a General Meeting.  However, the meeting which was so convened shall not be held after three months have passed since the date of the submission of the requisition.

22.	NOTICE OF GENERAL MEETINGS

22.1.
Subject to provisions of these Articles with respect to resolutions, a prior notice of seven (7) days at least shall be given with respect to the place, date and hour of the meeting, and - in the event that a matter requiring a resolution shall be discussed - a general description of the nature of that matter. The notice shall be given, as herein below provided for, to the Shareholders entitled pursuant to these Articles to receive notices from the Company.  With the consent of all the Shareholders who are entitled, at that time, to receive notices, it shall be permitted to convene all meetings and to resolve all types of resolutions, upon a shorter advance notice or without any notice and in such manner, generally, as such be approved by the Shareholders.

22.2.	The accidental omission to give notice of a General Meeting to any Shareholder, or the non-receipt of notice properly sent to such Shareholder, shall not invalidate the proceedings at such meeting.

23.	QUORUM

23.1.
No deliberation shall be commenced with respect to any matter at the general meeting unless there shall be present a quorum at the time when the General Meeting proceeds to deliberate. Without derogating from the rights of the Preferred Shareholders in these Articles (including but not limited to pursuant to Article 7.5), in any meeting a quorum shall be formed when there are present personally or by proxy not less than two Shareholders (save that one of them shall be Allegro, as long as it holds more than twenty five percent (25%) of Company’s share capital on an issued and outstanding basis) who hold or represent together seventy six percent  (76%) of the voting rights of the issued share capital of the Company (treating all Preferred Shares on an as-converted basis).

23.2.
If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day during the next week at the same place and time, or any other day and/or any other hour and/or any other place as the Board of Directors shall notify the Shareholders, and, if at the second meeting a quorum is not present within half an hour from the time appointed for the meeting any two Shareholders present personally or by proxy shall be a quorum, and shall, without derogating from the rights of the Preferred Shareholders in these Articles (including but not limited to pursuant to Article 7.5) and the rights of the Ordinary Shareholders (pursuant to Article 7.6), be entitled to deliberate and to resolve in respect of the matters for which the meeting was convened.

24.	CHAIRMAN

24.1.
The chairman of the Board of Directors shall preside as chairman at all General Meetings. If there is no chairman or he is not present within fifteen (15) minutes from the time appointed for the meeting or if he shall refuse to preside at the meeting, the Shareholders present shall elect one of the Directors to act as chairman, and if only one Director is present, he shall act as chairman. If no Directors are present or if they all refuse to preside at the meeting the Shareholders present shall elect one of such Shareholders to preside at the meeting. The Chairman shall have no special rights or privileges at any General Meeting.

25.	POWER TO ADJOURN

25.1.
The chairman may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, as the meeting shall decide.  If the meeting shall be adjourned, a notice shall be given of the adjourned meeting as in the case of an original meeting. At an adjourned meeting no matters shall be discussed except for those permissible to be discussed at that meeting which decided upon the adjournment.

26.	ADOPTION OF RESOLUTIONS

26.1.
At every General Meeting, a resolution put to the vote of the meeting shall be decided upon by a show of hands, unless before or upon the declaration of the result of the show of hands a secret ballot in writing be demanded by the chairman (if he is entitled to vote) or by any Shareholder present, in person or by proxy, and entitled to vote at the meeting.  Except if a secret vote is demanded as aforesaid, the declaration of the chairman that the resolution has been carried or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, shall be final, and an entry to that effect in the minute book of the Company, shall be prima facie evidence of the fact without the necessity of proving the number or proportion of the votes recorded in favor or against such a resolution.  Subject to any provision in these Articles to the contrary, and without derogating from the rights of the Preferred Shareholders in these Articles (including but not limited to pursuant to Article 7.5), a resolution shall be deemed to be passed at a General Meeting if it received an ordinary majority of votes.

26.2.
If a secret ballot is duly demanded, it shall be taken in such manner as the chairman directs, whether immediately or after an adjournment or in a postponed manner or otherwise, and the results of the ballot shall be deemed to be a resolution of the meeting wherein the secret ballot was demanded.  Those requesting a secret ballot can withdraw their request at any time before the secret ballot is held. A secret ballot demanded on the election of a chairman, or on a question of adjournment shall be taken forthwith. A secret ballot demanded on any other question shall be taken at such time as the chairman of the meeting directs.  A demand for a secret ballot shall not prevent the continuation of the meeting with respect to the transaction of any other business, except for the matter with respect to which the secret ballot was demanded.

27.	VOTES OF SHAREHOLDERS

27.1.
Subject to and without derogating from the right or preference rights or restrictions existing at that time with respect to a certain class of shares forming part of the capital of the Company, and for the avoidance of doubt without derogating from Article 7.3, each Shareholder present at a meeting, personally or by proxy, shall be entitled, whether at a vote by show of hands or by secret ballot, to one vote for each share held by him, provided that no Shareholder shall be permitted to vote at a General Meeting or appoint a proxy to vote therein except if he has paid all calls for payment and all monies due to the Company from him with respect to his shares.

27.2.
In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for the purpose of this Article, seniority shall be determined by the order in which the names stand in the Register.  Joint holders of a share of which one of them is present at a meeting shall not vote by proxy.  The appointment of a proxy to vote on behalf of a share held by joint holders shall be executed by the signature of the senior of the joint holders.

28.	PROXIES

28.1.
In every vote a Shareholder shall be entitled to vote either personally or by proxy.  A proxy present at a meeting shall also be entitled to request a secret ballot.  A proxy need not be a Shareholder of the Company.

28.2.
A Shareholder of the Company that is a corporation or partnership shall be entitled by decision of its board of directors or by a decision of a person or other body, according to its articles, to appoint a person who it shall deem fit to be its representative at every meeting of the Company.  The representative, appointed as aforesaid, shall be entitled to perform all actions and exercise all powers, on behalf of the corporation he represents, that the corporation itself may perform or exercise, as if it was a person.

28.3.
A vote pursuant to an instruction appointing a proxy shall be valid notwithstanding the death of the appointor or the appointor becoming of unsound mind or the cancellation of the proxy or its expiration in accordance with any law, or the transfer of the shares with respect to which the proxy was given, unless a notice in writing was given of the death, becoming of unsound mind, cancellation or transfer and was received at the Office before the meeting took place.

29.	INSTRUMENT OF APPOINTMENT

29.1.
A letter of appointment of a proxy or power of attorney or other certificate (if there shall be such) pursuant to which the appointee is acting, shall be in writing, and the signature of the appointor shall be confirmed by an advocate or public notary or bank or in any other manner acceptable by the Board of Directors and such instrument or a copy thereof confirmed as aforesaid, shall be deposited in the Office, or in another place in Israel or abroad - as the Board of Directors shall direct from time to time generally or with respect to a particular case, no later than upon the commencement of the meeting or adjourned meeting wherein the person referred to in the instrument is appointed to vote; otherwise, that person shall not be entitled to vote that share.  If the appointment shall be for a limited period, the instrument shall be valid for the period contained therein.

29.2.	An instrument appointing a proxy (whether for a specific meeting or otherwise) may be in the following form or in any other similar form which the circumstances shall permit:

"I, __________ , of _____________, a Shareholder holding shares in Mapi Pharma Ltd. and entitled to _____ votes hereby appoint ____________, of __________, or in his place ____________, of __________, to vote in my name and in my place at the general meeting (regular, extraordinary, adjourned - as the case may be) of the company to be held on the _____ day of _________, 20__ and at any adjournment thereof.

In witness whereof, I have hereby affixed my signature on this ____ day of __________, 20__.

___________________________________

Appointor's Signature

I hereby confirm that the foregoing instrument was signed by the appointor.

___________________________________

(name, profession and address)

30.	RESOLUTION IN WRITING

30.1.
A resolution in writing signed by all of the Shareholders then entitled to attend and vote at General Meetings or to which all such Shareholders have given their written consent (by letter, facsimile, email or otherwise) or their oral consent by telephone or otherwise (provided that a written summary thereof has been approved and signed by the chairman), shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

31.	CLASS MEETINGS

31.1.
The provisions of these Articles relating to General Meetings shall generally apply, mutatis mutandis, to every class meeting of the Preferred Shares (each a "Class Meeting"); provided however that: (i) a quorum at any Class Meeting shall mean the Majority Investors; (ii) at any adjourned Class Meeting, the quorum shall be the Lead Investor; and (iii) the provisions of Article 7.5 shall apply to each Preferred A Vote.

32.	DIRECTORS

32.1.1.	Until the closing of an IPO the Board of Directors of the Company shall consist of up to 7 Directors to be appointed, replaced and/or removed as follows:

32.1.2.
One (1) Director who is not employed by or associated with the Company, the Founders, Allegro or the Lead Investor shall be proposed by Ehud Marom and appointed, dismissed and replaced by the unanimous consent of each of Ehud Marom, Allegro and the Lead Investor, which consent shall not be unreasonably delayed or withheld (the "Independent Director").

32.1.3.
Up to three (3) Directors shall be appointed by Allegro, for as long as it (together with its Permitted Transferees) holds at least 20% of the issued and outstanding share capital of the Company ("Allegro Director(s)").

32.1.4.
Up to three (3) Directors shall be appointed by the Founder holding the majority the Equity Securities held by all Founders, on an as converted basis, for as long as he (together with its Permitted Transferees) holds at least 20% of the issued and outstanding share capital of the Company ("Founders Director(s)").

32.2.
The right to appoint a person to the Board of Directors shall include the right to remove and replace such Director. Appointments, removals and replacements shall be effected by furnishing written notification to the Company signed by the Shareholder(s) entitled to effect such appointment. Any notice regarding the appointment, removal or replacement of a Director shall be delivered to the Company in writing, and shall become effective on the date fixed in such notice, or upon the delivery thereof to the Company, whichever is later.

33.	OBSERVERS

33.1.
Until the closing of an IPO the Lead Investor shall have the right, but not the obligation, to appoint a non-voting observer to the Board. Such observer, and (unless otherwise determined by the Board) any other observer to the Board, shall be entitled to receive all notices, written documents and materials provided to the Directors and to be invited to and to attend all meetings of the Board and its committees in a non-voting capacity. If requested, any such observer shall execute a confidentiality agreement in a reasonable form approved by the Board for such purpose. For the avoidance of doubt, no observer shall be liable toward the Company or any Shareholder with respect to any action or inaction of the Board or its committee. This Article 33.1 may not be amended or cancelled without the Lead Investor's approval.

33.2.
The designation, dismissal and replacement of an observer shall be made by a written notice given to the Company and signed by the person(s)/entity(ies) entitled to designate him and shall become valid and effective upon the day on which said written notice was received by the Company, or upon such later date as may be noted in the notice.

33.3.
Notwithstanding the other provisions of this Article 33, the Company reserves the right to exclude any such observer from access to any material or meeting or portion thereof if, after giving the observer a reasonable opportunity to rebut such belief, the Board believes upon advice of counsel that such exclusion is reasonably necessary: (i) due to a potential conflict between observer and Company’s interest (ii) to preserve the attorney-client privilege or (iii), to protect highly confidential information which they believe is not otherwise governed by the confidentiality arrangement executed by the observer at the Company's request, and in each case, the observer shall only be excluded to the extent necessary for such purpose.  The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding.

34.	ALTERNATE DIRECTOR

34.1.

34.1.1.
A Director may, by written notice to the Company, appoint an alternate for himself (in these Articles referred to as an "Alternate Director"), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specific period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes. A Director and/or Alternate Director may act as an Alternate Director of another Director.

34.1.2.	Any notice given to the Company pursuant to Article 34.1 shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

34.1.3.
An Alternate Director shall have, subject to the provisions of the instrument by which he was appointed, all the powers and authorities possessed by the Director for which he is serving as an Alternate Director.

34.1.4.
The office of an Alternate Director shall be automatically vacated if his appointment is terminated by the one who appointed him in accordance with these Articles, or upon the occurrence of one of the events described in Article 34.2 or, if the office of the member of the Board of Directors with respect to whom he serves as an Alternate Director shall be vacated for any reason whatsoever.

34.1.5.
The Alternate Director has the right to receive notice of the convening of a Board of Directors meeting and may participate in and vote at such meeting only if the Director appointing said Alternate Director is absent from said meeting.

34.2.
Subject to the provisions of these Articles or to the provisions of an existing contract, the office of a Director shall be vacated, ipso facto, upon the occurrence of any of the following: (i) such Director's death, (ii) such Director is convicted of a crime as described in Section 232 of the Companies Law, (iii) such Director is removed by a court of law in accordance with Section 233 or the Companies Law, (iv) such Director becomes legally incompetent, (v) if such Director is an individual, such Director is declared bankrupt, (vi) if such Director is a corporate entity, upon its winding-up or liquidation, whether voluntary or involuntary, or (vii) if he was appointed by a Shareholder, upon receipt by the Company of a written notice from the Shareholder who appointed him, of the termination of his appointment.  In addition, the office of a Director shall be vacated by his written resignation.  Such resignation shall become effective on the date fixed therein or upon the delivery to the Company, whichever is later.

35.	REMUNERATION OF DIRECTOR

35.1.
Members of the Board of Directors, not being employees of the Company or professionals providing special professional services for consideration to its members - shall not receive a salary from funds of the Company unless otherwise prescribed by the Board of Directors, and to the extent same shall be prescribed, and subject to the provisions of the Companies Law.  The Directors and their substitutes, and any observers, shall be entitled to reimbursement for reasonable "out-of-pocket" expenses incurred by them in connection with their attendance at meetings of the Board of Directors and in accordance with a policy established or to be established by the Board of Directors.

36.	POWERS AND DUTIES OF DIRECTORS

36.1.
The business of the Company shall be managed by the Directors. The Directors shall be entitled to exercise all the powers and authorities that the Company has and to perform in its name all the acts that it is entitled to perform according to its Articles and/or the Companies Law except for those which are, pursuant to the Companies Law or the Articles, vested in the General Meeting of the Company, subject to any provisions in the Companies Law or in these Articles or the resolutions that the Company shall adopt in its General Meeting (insofar as they do not contradict the Companies Law or these Articles). However, any resolution adopted by the Company in its General Meeting shall not affect the legality of any prior act of the Board of Directors that would be legal and valid, if not for such a resolution.

36.2.	A Director shall not be required to hold qualifying shares.

36.3.
Subject to the Company's Law, a Director may hold another paid position or function in the Company or in any other company that the Company is a shareholder of or in which it has some other interest, together with his position as a Director (except an auditor) upon those conditions with respect to salary and other matters as decided by the Board of Directors and approved by the General Meeting, to the extent such approval is required under the Companies Law.

37.	FUNCTIONS OF THE DIRECTORS

37.1.	The Directors may meet in order to transact business, to adjourn their meetings or to organize them otherwise as they shall deem fit.

37.2.
A quorum for meetings of the Board shall be the majority of the Directors then in office, which such quorum shall include at least one of the Founders Directors and one of the Allegro Directors, present personally or represented by their alternate or via telephone, videophone or other means of communication.

37.3.
A quorum at any adjourned meeting of the Board shall be constituted by the presence (personally or represented by their alternate or via telephone, videophone or other means of communication) of any number of Directors then in office who are lawfully entitled to participate in the meeting.

38.	CHAIRMAN

38.1.
The Directors may from time to time elect a chairman from the acting Directors, and decide the period of time he shall hold such an office, and he shall preside at the meetings of the Board of Directors. The initial chairman of the Board shall be Mr. Ehud Marom. However, if such a chairman is not elected or if he is not present at any meeting, the Directors present may choose one of their number to serve as chairman of that meeting. The chairman shall not have a casting vote and shall have no rights or privileges other than those granted to Directors generally.

39.	MEETINGS OF THE BOARD

39.1.
Subject to any contrary resolution accepted by the Board of Directors, a member of the Board of Directors may at any time call a Board of Directors' meeting, and the Company shall be required on the request of such member to convene a Board of Directors' meeting. The Board of Directors will convene at least four (4) times per year, at such location as designated by the Board of Directors.

39.1.1.
Any notice of a Board of Directors' meeting can be given orally, by telephone, in writing, or by email or fax provided that the notice is given not less than three (3) business days before the time appointed for the meeting, unless all the members of the Board of Directors shall agree to a shorter notice.

39.1.2.	Prior and timely notice of the convening of a Board of Directors' meeting shall be given to all Directors and observers.

39.1.3.
Without derogating from the rights of the Preferred Shareholders in these Articles (including but not limited to pursuant to Article 7.5), all acts and determinations of the Board of Directors shall be determined by a simple majority of those attending.

39.1.4.
Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute attendance in person at the meeting.

40.	DELEGATION OF POWER

40.1.1.
Notwithstanding anything in these Articles to the contrary, the Board of Directors may, subject to Section 112 of the Companies Law, delegate any of their executive powers to committee(s). The Board of Directors may appoint committees to discuss and generate recommendations regarding issues set forth by the Board of Directors, but such committee(s) shall not have executive powers whatsoever, except in the event such appointment is effected as aforesaid in this Article 40.1.1.

40.1.2.
In the exercise of any power delegated to it by the Board of Directors, all committees shall conform to any regulations that may be imposed upon them by the Board of Directors, if there shall be any such regulation. Subject to Article 40.1.1 above, if no such regulations are adopted by the Board of Directors or if there are no complete and encompassing regulations, the committees shall act pursuant to these Articles dealing with organization of meetings, meetings and functions of the Board of Directors, mutatis mutandis, and insofar as no provision of the Board of Directors shall replace it pursuant to this Article.

40.2.
All actions performed in a bona fide fashion by the Board of Directors or by a committee of the Board of Directors, or by any person acting as a Director or as a substitute shall be as valid, even if at a later date a flaw shall be discovered in the appointment of such a Director or such a person acting as aforesaid, or that all or some of them were unfit, as if each and every one of those persons shall have been duly appointed and fit to serve as a Director or substitute as the case may be.

41.	PRESIDENT AND/OR CHIEF EXECUTIVE OFFICER ("CEO")

41.1.
The Board of Directors may from time to time appoint one or more persons, whether or not he is a member of the Board of Directors, as the President and/or CEO of the Company, either for a fixed period of time or without limiting the time that he or they will stay in office, and they may from time to time (subject to any provision in any contract between him or them and the Company) release him or them from such office and appoint another or others in his or their place.

41.2.
Without derogating from the rights of the Preferred Shareholders hereunder, including but not limited to under Article 7.5, the Board of Directors may from time to time grant and bestow upon the President and/or CEO, at that time, those powers and authorities that it exercises pursuant to these Articles, as it shall deem fit, and may grant those powers and authorities for such period, and to be exercised for such objectives and purposes and in such time and conditions, and on such restrictions, as it shall decide; and it may grant such authorities whether concurrently with the Board of Directors' authorities in that area, or in excess of them, or in place thereof or any one of them, and it can from time to time revoke, repeal, or change any one or all of those authorities.

41.3.
Notwithstanding the aforesaid in Article 35, the wages of the President and/or CEO shall be determined from time to time by the Board of Directors (subject to the Companies Law and any provision in any contract between him and the Company).

The Board shall delegate the CEO with the sole authority to act on behalf of the Company, in line with the Company's business plan, on the following matters:

(i) Hire, fix the salaries and emoluments of, and remove or dismiss other officers of the Company.

(ii) Setting Company’s R&D policy in line with the business plan approved by the Board.

(iii) Conducting transactions in real estate assets and/or renewal of rentals and transactions and/or acquisition of equipment and/or investment in fixed assets – whose value does not exceed €1,000,000.

(iv) Taking or granting loans, receiving or granting credit by the Company including owners loan, putting lien on any of the Company assets, or granting guarantees or other collaterals – whose value does not exceed € 1,000,000.

(v) Engagements with agents, suppliers or others.

(vi) Engagements and/or transactions in the regular course of business.

41.4.
Subject to the provisions of the Companies Law and to the policies adopted by the Board of Directors from time to time, the CEO may appoint and remove other Officer Holders (as such term is defined in the Companies Law, other than Directors and CEO), define their positions, duties and authorities, and set their compensation and terms of employment.

42.	MINUTES

42.1.
The Directors shall cause minutes to be taken of all General Meetings of the Company, of the appointments of officials of the Company, of Board of Directors' meetings and of committee meetings that shall include the following items, if applicable:

42.1.1.	the names of the members present;

42.1.2.	the matters discussed at the meeting;

42.1.3.	the results of the vote;

42.1.4.	resolutions adopted at the meeting; and

42.1.5.	directives given by the meeting to the committees.

42.2.
The minutes of any meeting, signed or appearing to be signed by the chairman of the meeting or by the chairman of the meeting held immediately after that meeting, shall serve as a prima facie proof as to the facts in the minutes.

43.	RESOLUTION IN WRITING

43.1.
A resolution in writing signed by all the members of the Board of Directors, or of a committee, or such a resolution that all the members of the Board of Directors or a committee have agreed to in writing and/or telefax and/or email shall be valid for every purpose as a resolution adopted at a Board of Directors' or committee meeting, as the case may be, that was duly convened and held.  In place of a Director the aforesaid resolution may be signed and delivered by his alternate or his attorney or his alternate's attorney.

44.	SEAL, STAMP AND SIGNATURES

44.1.
The Board of Directors shall cause the seal (if the Company shall have a seal) to be kept in safekeeping and it shall be forbidden to use the seal unless prior permission of the Board of Directors is given.  If such permission was given, the seal shall be affixed in the presence of whoever has been so appointed by the Board of Directors, and he shall sign any document upon which the seal has been affixed.

44.2.	The Company shall have at least one rubber stamp. The Directors shall ensure that such a stamp is kept in a safe place.

44.3.
The Board of Directors may designate and authorize any person or persons (even if they are not members of the Board of Directors) to act and to sign in the name of the Company, and the acts and signatures of such a person or persons shall bind the Company, insofar as such person or persons have acted and signed within the limits of their aforesaid authority.

44.4.
The printing of the name of the Company by a typewriter or computer-printer or by hand next to the signatures of the authorized signatories of the Company, pursuant to sub-article (c) above, shall be valid as if the rubber stamp of the Company was affixed.

44.5.
The CEO shall act and sign on behalf of the Company in all matters delegated to him by the Board pursuant to Article 41 and his signature with Company’s seal or printed name shall bind the Company insofar as CEO acted and signed within the scope of his or her authority.

45.	BRANCH REGISTERS

45.1.
The Company may, subject to the provisions of Sections 138 and 139 inclusive of the Companies Law, keep in every other country where those provisions shall apply, a register or registers of Shareholders living in that other country as aforesaid, and to exercise any other powers referred to in the laws with respect to such branch registers.

46.	THE SECRETARY, OFFICERS AND ATTORNEYS

46.1.
The Board of Directors may appoint a secretary of the Company upon the conditions that it finds fit.  The Board of Directors may as well, from time to time, appoint an associate secretary who shall be deemed to be the secretary for the period of his appointment.

46.2.
The Board of Directors may, from time to time appoint to the Company, officers, workers, agents and functionaries to permanent, temporary or special positions, as they shall, from time to time, see fit and set compensation for them.

46.3.
The Board of Directors may, at any time and from time to time, authorize any company, firm, person or group of people, whether this authorization is done by the Board of Directors directly or indirectly, to be the attorneys in fact of the Company for those purposes and with those powers and discretions which shall not exceed those conferred upon the Board of Directors or that the Board of Directors can exercise pursuant to these Articles - and for such a period of time and upon such conditions as the Board of Directors deems proper, and every such authorization may contain such directives as the Board of Directors deems proper for the protection and benefit of the persons dealing with such attorneys.

47.	DIVIDEND

47.1.
Subject to the provisions of these Articles, including but not limited to Article 5, and subject to any rights or conditions of Preferred Shares and other rights and conditions attached at that time to any share in the capital of the Company granting preferential, special or deferred rights or not granting any rights with respect to dividends, the Board of Directors may, from time to time, set aside, out of the profits of the Company, such sums as it thinks proper, as a reserve fund to meet contingencies, or for equalizing dividends, or for special dividends, or for repairing, improving and maintaining any of the property of the Company, and for such other purposes as the Board of Directors shall in its absolute discretion think conducive to the interests of the Company, and may invest the sums so set aside in such investments as it may think fit, and from time to time deal with and vary such investments, and dispose of all or any part thereof for the benefit of the Company, and may divide the reserve fund into such special funds as it thinks fit, and employ the reserve fund or any part thereof in the business of the Company, and that without being bound to keep the same separate from the other assets of the Company. The Board of Directors may also, without placing the same to reserve, carry forward any profits, which it deems prudent not to divide.

47.2.
Subject to the provisions of these Articles as to the reserved funds, the profits of the Company legally available for distribution shall be distributable to the Shareholders of the Company according to the proportion of the nominal value paid up on account of the shares held by them at the date so appointed by the Company, without regard to the premium paid in excess of the nominal value. Actual distribution, setting aside or declaration of dividend requires a decision of the Board of Directors.

47.3.
The Board of Directors may issue any share upon the condition that a dividend shall be paid at a certain date or that a portion of the declared dividend for a certain period shall be paid, or that the period for which a dividend shall be paid shall commence at a certain date, or a similar condition, all as decided by the Board of Directors.  In every such case - subject to the provision mentioned in the beginning of this Article - the dividend shall be paid in respect of such a share in accordance with such condition.

47.4.
At the time of declaration of a dividend the Company may decide that such dividend shall be paid in part or in whole, by way of distribution of certain properties, by way of distribution of fully paid up shares or debentures or debenture stock of the Company, or by way of distribution of fully paid up shares or debentures or debenture stock of any other company or in one or more of the aforesaid ways.  Without derogating from Article 5, for purposes of any such distribution, the outstanding Preferred Shares shall be deemed to have been converted into Ordinary Shares as of the time appointed by the Company in order to determine entitlement to participate in such distribution.

47.5.	The Board of Directors may, from time to time, pay to the Shareholders on account of the forthcoming dividend such interim dividend as shall be deemed just with regard to the situation of the Company.

47.6.	The Board of Directors may put a lien on any dividend on which the Company has a charge, and it may use it to pay any debts, obligations or commitments with respect to which the charge exists.

47.7.
The person registered in the Register as a Shareholder on the date appointed by the Company for that purpose shall be the one entitled to receive a dividend. A transfer of shares shall not transfer the right to a dividend which has been declared after the transfer but before the registration of the transfer.

47.8.
The Company may declare a dividend to be paid to the Shareholders, at a General Meeting, according to their rights and benefits in the profits and to decide the time of payment.  A dividend in excess of that proposed by the Board of Directors shall not be declared. However, the Company may declare at a General Meeting a smaller dividend.

47.9.	A notice of the declaration of a dividend, whether an interim dividend or otherwise, shall be given to the Shareholders registered in the Register, in the manner provided for in these Articles.

47.10.
If payment cannot be made by wire transfer, the dividend may be paid by check or payment order to be mailed to the registered address of a Shareholder or person entitled thereto in the Register or, in the case of registered joint owners, to the addresses of one of the joint owners as registered in the Register.  Every such check shall be made out to the person it is sent to.  The receipt of the person who, on the date of declaration of dividend, is registered as the holder of any share or, in the case of joint holders, of one of the joint holders, shall serve as a release with respect to payments made in connection with that share.

47.11.
All premiums received from the issue of shares shall be capital funds and they shall be treated for every purpose as capital and not as profits distributable as dividends. The Board of Directors may organize a reserve capital liability account and transfer, from time to time, all such premiums to the reserve capital liability account or use such premiums and monies to cover depreciation or doubtful loss. The Board of Directors may use any monies credited to the capital reserve liability account in any manner that these Articles or the law permits.

48.	ACCOUNTS AND AUDIT

48.1.	The Board of Directors shall cause the Company to maintain proper and complete books and records of accounts of the Company in accordance with the laws of Israel.

 The account books shall be kept in the Office or at such other place as the Board of Directors deem fit and they shall also be open for inspection by the Directors and observers.

48.2.
The Board of Directors shall determine from time to time, in any specific case or type of case, or generally, whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company, or any of them, shall be open for inspection by the Shareholders, and no Shareholder, not being a Director or observer, shall have any right of inspecting any account book or document of the Company, except as conferred by law or authorized by the Board of Directors or by the Company in a General Meeting, or in a contract with the Shareholder.

48.3.
Not less than once a year, the Board of Directors shall submit before the Company at a General Meeting financial statements for the period beginning from the previous account, in accordance with the relevant provisions of the Companies Law. To such financial statements shall be attached a report of the auditor and it shall be accompanied by a report from the Board of Directors with respect to the situation of the Company's business and the amount (if any) which it proposes as a dividend and the amount (if any) that it proposes be set aside for the fund accounts.

48.4.	Auditors shall be appointed and their function shall be set out in accordance with the Companies Law.

48.5.
The Board shall fix the compensation of the auditor of the Company for its auditing activities, and shall also fix the compensation of the auditor for additional services, if any, which are not auditing activities, and, in each case, shall report thereon to the Annual Meeting.

49.	NOTICES

49.1.
A notice or any other document may be served by the Company upon any Shareholder either personally or by sending it by telefax or email with confirmed receipt addressed to such Shareholder at his address, wherever situated, as appearing in the Register.

49.2.
All notices directed to be given to the Shareholders shall, with respect to any shares to which persons are jointly entitled, be given to one of the joint holders, and any notice so given shall be sufficient notice to the holders of such share.

49.3.
Prior and timely notice of the convening of a Shareholders meeting shall be given to each Shareholder, wherever situated, at the last address provided by the Shareholder.  Any Shareholder registered in the Register who shall, from time to time, furnish the Company with an address at which notices may be served, shall be entitled to receive all notices he is entitled to receive according to these Articles at that address.

49.4.
A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Shareholder by sending it through the post in a prepaid letter or postcard or telegram, telex, email or telefax addressed to them by name, at the address, if any, in Israel furnished for the purpose by the persons claiming to be so entitled or, until such an address has been so furnished, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

49.5.
Notwithstanding any inference to the contrary in any other provision of these Articles, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile or email, on the next business day; (iii) seven (7) days after having been sent by registered or certified airmail, return receipt requested, postage prepaid; or (iv) three (3) days after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Any list of Shareholder or Director contact details which is kept in the ordinary manner in the Company's possession shall be prima facie proof of the delivery.

49.6.
In any case where it is necessary to give prior notice of a certain number of days or a notice valid for a certain period, the date of delivery shall be taken into account in the number of days or period.

50.	INDEMNITY

50.1.
Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, the Board of Directors may resolve in advance to exempt an "Officer" (as such term is defined in the Companies Law) from all or part of such Officer's responsibility or liability for damages caused to the Company due to any breach of such Officer's duty of care towards the Company.

50.2.
Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may indemnify or enter into an agreement to indemnify in the future any Officer to the fullest extent permitted by the Companies Law.

50.3.
Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Board of Directors may resolve retroactively to indemnify an Officer with respect to the following liabilities and expenses, provided that such liabilities or expenses were incurred by such Officer in such Officer's capacity as an Officer of the Company:

50.3.1.
a monetary liability imposed on him/her in favor of a third party in any judgment, including any settlement confirmed as judgment and an arbitrator's award which has been confirmed by the court, in respect of an act performed by the Officer by virtue of the Officer being an Officer of the Company;

50.3.2.
reasonable litigation expenses, including legal fees, paid for by the Officer, in an investigation or proceeding conducted against such Officer by an agency authorized to conduct such investigation or proceeding, and which investigation or proceeding: (i) concluded without the filing of an indictment against such Officer and without there having been a financial obligation imposed against such Officer in lieu of a criminal proceeding, or (ii) concluded without the filing of an indictment against such Officer but with there having been a financial obligation imposed against such Officer in lieu of a criminal proceeding for an offense that does not require proof of criminal intent; all in respect of an act performed by the Officer by virtue of the Officer being an Officer of the Company; or

50.3.3.
reasonable litigation expenses, including legal fees, paid for by the Officer, or which the Officer is obligated to pay under a court order, in a proceeding brought against the Officer by the Company, or on its behalf, or by a third party, or in a criminal proceeding in which the Officer is found innocent, or in a criminal proceeding in which the Officer was convicted of an offense that does not require proof of criminal intent, all in respect of an act performed by the Officer by virtue of the Officer being an Officer of the Company.

50.3.4.
any other event, occurrence, matter or circumstances under any law with respect to which the Company may, or will be able to, indemnify an Officer, and to the extent such law requires the inclusion of a provision permitting such indemnity in these Articles, then such provision is deemed to be included and incorporated herein by reference (including, without limitation, in accordance with Section 56h(b)(1) of the Israeli Securities Law, if applicable, and Section 50P(b)(2) of the RTP Law).

50.4.
Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law and to the maximum extent permitted under law (including, the Israeli Securities Law and the RTP Law), the Board of Directors may resolve in advance to indemnify the Company's Officer for those liabilities and expenses described in (i) Sub-Article 50.3.1, provided that such indemnification obligation shall be limited to those events which in the Board's opinion can be foreseen at the time the undertaking to indemnify is provided and to such expenses and measurements which the Board has determined are reasonable under the circumstances, and provided further that, in the undertaking to indemnify, such events, expenses and measurements shall be indicated; and (ii) Sub-Articles 50.3.2 through 50.3.4.

50.5.
Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may enter into an agreement to insure an Officer for any liability that may be imposed on such Officer in connection with an act performed by such Officer in such Officer's capacity as an Officer of the Company, with respect to each of the following:

50.5.1.	violation of the duty of care of the Officer towards the Company or towards another person;

50.5.2.
breach of the fiduciary duty towards the Company, provided that the Officer acted in good faith and with reasonable grounds to assume that the action in question was in the best interests of the Company;

50.5.3.	a financial obligation imposed on the Officer for the benefit of another person; and

50.5.4.
any other event, occurrence, matters or circumstances under any law with respect to which the Company may, or will be able to, insure an Officer, and to the extent such law requires the inclusion of a provision permitting such insurance in these Articles, then such provision is deemed to be included and incorporated herein by reference (including, without limitation, in accordance with Section 56h(b)(1) of the Israeli Securities Law 5728-1968 (the “Israeli Securities Law”), if applicable, and Section 50P of the RTP Law).

50.6.	Articles 50.1, 50.2, and 50.3 shall not apply under any of the following circumstances:

50.6.1.	a breach of an Officer's fiduciary duty, in which the Officer did not act in good faith and with reasonable grounds to assume that the action in question was in the best interest of the Company;

50.6.2.	a grossly negligent or intentional violation of an Officer's duty of care;

50.6.3.	an intentional action by an Officer in which such Officer intended to reap a personal gain illegally; and

50.6.4.	a fine or ransom levied on an Officer.

50.7.
The Company may procure insurance for or indemnify any person who is not an Officer, including without limitation, any employee, agent, consultant, contractor, or observer, provided, however, that any such insurance or indemnification is in accordance with the provisions of these Articles and the Companies Law.